Exhibit 10.9

                             CUSTODIAL AGREEMENT
                                By and Among:

                        AMERICAN HOME MORTGAGE CORP.,
                                As the Seller,

                                     and

                     AMERICAN HOME MORTGAGE SERVICING, INC.,
                               As the Servicer

                                     and

                              SOCIETE GENERALE,
                         As the Administrative Agent,

                                     and

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
                               As the Custodian

                         Dated as of October 16, 2006

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                              TABLE OF CONTENTS

                                                                            Page

ARTICLE I   GENERAL TERMS....................................................1

      1.1.  Certain Definitions..............................................1

ARTICLE II  APPOINTMENT OF CUSTODIAN.........................................1

      2.1.  Appointment......................................................1
      2.2.  Custodial Fees...................................................2

ARTICLE III CUSTODIAL FILE PROCEDURES........................................2

      3.1.  Delivery of the Custodial File to the Custodian..................2
      3.2.  Power of Attorney................................................5
      3.3.  Sales of Mortgage Loans to Approved Takeout Investors............6
      3.4.  Releases of Mortgage Loans for Servicing.........................7
      3.5.  Wet Loans........................................................7
      3.6.  Delivery of Trust Receipt........................................7
      3.7.  Mortgage Loans Reporting.........................................8
      3.8.  Further Obligations of the Custodian.............................8
      3.9.  Segregation of the Custodial File................................8
      3.10. Delivery of Required Documents to the Administrative Agent.......9

ARTICLE IV  THE CUSTODIAN....................................................9

      4.1.  Instructions to the Custodian....................................9
      4.2.  Reliance by the Custodian; Responsibility of the Custodian.......9
      4.3.  Agents and Affiliates...........................................13
      4.4.  Successor Custodian.............................................13
      4.5.  Right of Inspection.............................................14
      4.6.  Accounting in Certain Circumstances.............................14

ARTICLE V   INDEMNIFICATION.................................................15

      5.1.  Indemnities by the Servicer.....................................15

ARTICLE VI  MISCELLANEOUS...................................................15

      6.1.  Notices.........................................................15
      6.2.  Amendments, Etc.................................................15
      6.3.  Invalidity......................................................16
      6.4.  Survival of Agreements..........................................16
      6.5.  Termination.....................................................16
      6.6.  Cumulative Rights...............................................16
      6.7.  Construction; Governing Law.....................................16

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      6.8.  Successors and Assigns..........................................16
      6.9.  The Custodian Representations and Warranties....................17
      6.10. Seller, Servicer and Administrative Agent Representations
               and Warranties...............................................17
      6.11. Counterparts....................................................17
      6.12. No Proceedings..................................................17
      6.13. Electronic Counterparts.........................................17
      6.14. Waiver of Jury Trial............................................18
      6.15. Consent to Jurisdiction; Waiver of Immunities...................18
      6.16. References to Purchase and Sale Agreement.......................18


                            SCHEDULES AND EXHIBITS

Schedule I      Custodial File Review Functions
Schedule II     Addresses and Notices
Exhibit A       Definitions
Exhibit B       Form of Shipping Request
Exhibit C       Form of Bailee and Security Agreement Letter for Approved
                Takeout Investors
Exhibit D       Form of Servicer Trust Receipt and Security Agreement
Exhibit E       Form of Custodian Daily Report
Exhibit F       Form of Trust Receipt
Exhibit G       Form of Purchase Date Notice Schedule
Exhibit H       Approved Takeout Investors
Exhibit I       Authorized Representatives of the Seller
Exhibit J       Authorized Representatives of the Servicer
Exhibit K       Authorized Representatives of the Administrative Agent
Exhibit L       Authorized Representatives of the Custodian

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                             CUSTODIAL AGREEMENT

                         Dated as of October 16, 2006

      THIS CUSTODIAL AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this "Agreement"), among AMERICAN HOME MORTGAGE CORP., a New York corporation (the "Seller"), AMERICAN HOME MORTGAGE SERVICING, INC., a Maryland corporation (the "Servicer"), SOCIETE GENERALE ("SG"), in its capacity as the administrative agent for the "Purchasers" under and as defined in the Mortgage Loan Purchase and Sale Agreement referred to below (the "Administrative Agent"), and DEUTSCHE BANK NATIONAL TRUST COMPANY, in its capacity as custodian hereunder (the "Custodian").

      WHEREAS, the Seller has entered into a Mortgage Loan Purchase and Sale Agreement dated as of October 16, 2006 (as the same may be amended, restated, supplemented or modified from time to time, the "Purchase and Sale Agreement"), among the Seller, the Servicer, the entities party thereto as Conduit Purchasers (the "Conduit Purchasers"), the entities party thereto as Committed Purchasers (the "Committed Purchasers"; the Committed Purchasers and the Conduit Purchasers, each a "Purchaser"), the entities party thereto as Funding Agents (the "Funding Agents"), and SG, as the Administrative Agent, pursuant to which the Purchasers may purchase Mortgage Loans from the Seller from time to time;

      WHEREAS, the parties now desire to enter into this Agreement to provide for the holding and monitoring of the Mortgage Loans and the Custodial Files to be furnished pursuant to the Purchase and Sale Agreement;

      NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I

                                  GENERAL TERMS

      1.1. Certain Definitions.

      Unless otherwise defined herein or in the Purchase and Sale Agreement, terms are used herein as defined in Exhibit A hereto.

                                   ARTICLE II

                            APPOINTMENT OF CUSTODIAN

      2.1. Appointment.

      (a) The Administrative Agent, on behalf of the Purchasers, hereby appoints Deutsche Bank National Trust Company, as "Custodian" under this Agreement and authorizes the Custodian to take such action on the Administrative Agent's behalf and to exercise such

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powers and perform such duties as are hereby expressly delegated to the
Custodian by the terms of this Agreement, together with such powers as are reasonably incidental thereto.

      (b) The Custodian hereby accepts such appointment and agrees to hold, maintain, and administer for the exclusive benefit of the Administrative Agent and the Purchasers all Custodial Files at any time delivered to it by or on behalf of the Seller as herein provided. The Custodian acknowledges and agrees that it is acting and will act with respect to the Custodial Files for the exclusive benefit of the Administrative Agent and the Purchasers and shall not be subject with respect to the Custodial Files in any manner or to any extent to the direction or control of the Seller except as expressly permitted hereunder. The Custodian (or its designee) for the benefit of the Administrative Agent and the Purchasers, agrees to act in accordance with this Agreement and in accordance with any written instructions of the Administrative Agent as provided in this Agreement. Under no circumstances shall the Custodian deliver possession of the Custodial Files to the Seller except in accordance with the express terms of this Agreement or otherwise upon the written instruction of the Administrative Agent as provided in this Agreement. Upon written request from the Servicer, if (i) any Mortgage Loan is a Defective Mortgage Loan pursuant to clause (a) of the definition thereof at the time of the delivery of the related Trust Receipt to the Administrative Agent and in the Administrative Agent's sole judgment the defects in the Mortgage Loan will not be cured (or in fact are not cured) by the Seller as of the Cure Date, or (ii) if any Mortgage Loan is a Defective Mortgage Loan pursuant to clause (b) of the definition thereof, or
(iii) the first Monthly Payment due on any Mortgage Loan following the related Purchase Date is not made within 30 days of its due date, the Required Funding Agents may require that the Seller, upon receipt of notice (with a copy to the Custodian) from the Required Funding Agents of their exercise of such right, deliver to the Custodian a Mortgage Loan in exchange for such Mortgage Loan, and the Custodian is authorized to accept such substitute Eligible Mortgage Loan (as certified to the Custodian by the Servicer to be an Eligible Mortgage Loan) unless the Custodian shall have received written notice from the Administrative Agent that a Termination Event has occurred.

      2.2. Custodial Fees.

      The Servicer agrees to pay such fees and expenses (including reasonable attorneys' fees and expenses) of the Custodian as shall be agreed to in writing between the Custodian and the Servicer. The obligation of the Servicer to pay the Custodian's fees and expenses for its services under this Agreement shall survive the termination of this Agreement and the earlier resignation or removal of the Custodian.

                                  ARTICLE III

                            CUSTODIAL FILE PROCEDURES

      3.1. Delivery of the Custodial File to the Custodian.

            (a) Periodically, the Seller may deliver Mortgage Loans to the Custodian to hold as bailee for the Administrative Agent. The Seller may deliver from time to time such other documents as shall be specified in a notice by the Administrative Agent to the Custodian as documents that are required to be delivered to the Custodian pursuant to this Agreement in order

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to meet requirements of the Purchase and Sale Agreement or agreements required by the Purchase and Sale Agreement. Each delivery shall be made in association with the sale of a Mortgage Loan to the Administrative Agent, for the benefit of the Purchasers, or a substitution of Eligible Mortgage Loans pursuant to Section 2.1(b). In connection with the sale of each Mortgage Pool, the Seller shall deliver to the Custodian, via electronic transmission, the related Purchase Date Notice Schedule(s).

            (b) In connection with each Mortgage Loan sold to the Administrative Agent, the Seller shall deliver to the Custodian the following items (collectively, the "Principal Mortgage Documents"):

                  (i) the original of each Mortgage Note, endorsed in blank
            (without recourse) and all intervening endorsements thereto;

                  (ii) an original executed assignment in blank for each
            Mortgage securing such Mortgage Loan, in recordable form, executed by the Seller, in the case of each Mortgage Loan that is not a MERS Designated Mortgage Loan (or, if such Mortgage Loan is a Co-op Loan, the related Co-op Documents referred to in clause (i) of the definition of Co-op Documents); and

                  (iii) a certified copy of the executed Mortgage related to such Mortgage Note (or, if such Mortgage Loan is a Co-op Loan, the related Co-op Documents referred to in clause (ii) of the definition of Co-op Documents).

            (c) The Servicer shall hold in trust for the Administrative Agent for the benefit of the Purchasers, with respect to each Mortgage Loan (the following being referred to, collectively, as the "Other Mortgage Documents"):

                  (i) the original filed Mortgage relating to such Mortgage
            Loan; provided, however, that until an original Mortgage is received from the public official charged with its filing and recordation, a copy, certified by the closing agent to be a true and correct copy of the filed and recorded original, may be used by the Seller to satisfy this requirement;

                  (ii) other than with respect to a HUD repossessed property that is sold to a consumer, a mortgagee's policy of title insurance (or binding unexpired commitment to issue such insurance if the policy has not yet been delivered to the Servicer) insuring that the original mortgagee and its successors and assigns have a perfected, first-priority Lien created by the Mortgage securing such Mortgage Loan (subject to title exceptions that conform to the related Takeout Commitment) in a policy amount not less than the principal amount of such Mortgage Loan;

                  (iii) the original hazard insurance policy, appropriately
            indicating that all insurance proceeds will be paid to the original mortgagee and its successors and assigns, referred to in Section 6.05(f) of the Purchase and Sale Agreement which relate to such Mortgage Loan, or other evidence of insurance acceptable to the Administrative Agent;

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                  (iv) the form of current appraisal of the Mortgaged Property, prepared by a state licensed appraiser, that complies with all applicable Governmental Requirements, provided, however, that no appraisal shall be required for Mortgage Loans (x) financing HUD repossessed property that is sold to a consumer, financed with an FHA loan, fully insurable and in accordance with FHA guidelines, but for which an appraisal is not required, or (y) representing so called "VA Rate Reduction" or FHA streamline refinances, insurable in accordance with VA and FHA guidelines, but for which an appraisal is not required; and

                  (v) all other original documents.

Upon three Business Days' prior written notice by the Administrative Agent to the Custodian and the Servicer, the Servicer will deliver and the Custodian will receive from the Servicer all such items, held in trust. The Custodian shall hold such items received as bailee for the Administrative Agent or such other party as may be designated in such notice, but shall not be obligated to review or verify the contents of any file of Other Mortgage Documents.

            (d) The Servicer shall provide the Custodian and the Administrative Agent with full access to all Other Mortgage Documents held in trust for the Administrative Agent at all times.

            (e) With respect to each Mortgage Pool, for the Principal Mortgage Documents (other than with respect to Wet Loans), and the related Purchase Date Notice Schedule that are received by the Custodian by (i) 11:30 a.m. (eastern time) on a Business Day prior to a Purchase Date for Newly-delivered Mortgage Loans and (ii) 10:00 a.m. (eastern time) on a Purchase Date for Previously-delivered Mortgage Loans, the Custodian shall include the Mortgage Loans identified in such Purchase Date Notice Schedules on the Custodian Daily Report to be delivered electronically on such Purchase Date, even if the Custodian has not completed its review of the related Principal Mortgage Documents. Mortgage Loans for which the Principal Mortgage Documents (other than with respect to Wet Loans) and the related Purchase Date Notice Schedules are received by the Custodian subsequent to the foregoing times shall be deemed received on the next succeeding Business Day. The Custodian shall prepare by 12:00 noon (eastern time) on such Purchase Date, the Custodian Daily Report provided for in Section 3.7 hereof, and furnish it electronically to the Administrative Agent, the Funding Agents (who are identified to the Custodian in writing by the Administrative Agent) and the Seller. The Custodian shall review the Principal Mortgage Documents for up to 500 Mortgage Loans delivered with any such Purchase Date Notice Schedule no later than the opening of business of the Custodian on the Business Day following delivery of the Purchase Date Notice Schedule related to Newly-delivered Mortgage Loans. The Custodian shall have one
(1) additional Business Day to review each additional set of 500 Mortgage Loans in excess of the initial set of 500 Newly-delivered Mortgage Loans. The Custodian's responsibility to review such Custodial Files is limited to the review steps described on Schedule I hereto.

            (f) The Custodian shall, acting on behalf of the Administrative Agent for the benefit of the Purchasers, and as agent and bailee of, and as custodian for, the Administrative Agent for the benefit of the Purchasers, retain possession and custody of the documents delivered

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to the Custodian pursuant hereto, which documents shall, subject to Section
4.2(k) and Section 4.4, remain in the state of California for all purposes (including but not limited to the perfection of the security interest of the Administrative Agent, for the benefit of the Purchasers, in such Collateral) until the Mortgage Loan related thereto is released pursuant to Section 3.3 hereof or the termination of this Agreement.

            (g) Notwithstanding the foregoing provisions of this Section 3.1, the Servicer on behalf of the Administrative Agent may ship Other Mortgage Documents to Approved Takeout Investors under bailment for review by the Approved Takeout Investor prior to purchase of a Mortgage Loan under a Takeout Commitment.

      3.2. Power of Attorney.

            (a) Subject to subsection (b) below, the Seller hereby irrevocably appoints the Administrative Agent, for the benefit of the Purchasers, its attorney in fact, with full power of substitution, for and on behalf and in the name of the Seller, to: (i) endorse and deliver to any Person any check, instrument or other paper coming into the Custodian's, the Administrative Agent's or any Purchaser's possession and representing payment made in respect of any Mortgage Note or Takeout Commitment or in respect of the Mortgage Loans or the Custodial File; (ii) prepare, complete, execute, deliver and record any assignment to be delivered to the Custodian, the Administrative Agent or to any other Person of any Mortgage relating to any Mortgage Note delivered hereunder;
(iii) endorse and deliver any Mortgage Note and do every other thing necessary or desirable to effect transfer of all or any part of the Custodial File to the Administrative Agent, for the benefit of the Purchasers, or to any other Person;
(iv) take all necessary and appropriate action with respect to all Custodial Files to be delivered to the Custodian or the Administrative Agent or held by the Seller or the Servicer in trust for the Administrative Agent for the benefit of the Purchasers; (v) commence, prosecute, settle, discontinue, defend, or otherwise dispose of any claim relating to any Takeout Commitment, Mortgage Loan or any other part of the Custodial File; and (vi) sign the Seller's name wherever appropriate to effect the performance of this Agreement.

            (b) This Section 3.2 shall be liberally, not restrictively, construed so as to give the greatest latitude to the Administrative Agent's powers, as the Seller's attorney-in-fact, to collect, sell, and deliver any of the Custodial Files and all other documents relating thereto. The powers and authorities herein conferred on the Administrative Agent may be exercised by the Administrative Agent through any Person who, at the time of the execution of a particular instrument, is an authorized officer or agent of the Administrative Agent. The power of attorney conferred by this Section 3.2 shall become effective upon the date hereof and is granted for a valuable consideration and is coupled with an interest and irrevocable so long as the Purchase and Sale Agreement shall remain in effect. All Persons dealing with the Administrative Agent, any officer thereof, or any substitute attorney, acting pursuant hereto shall be fully protected in treating the powers and authorities conferred by this Section 3.2 as existing and continuing in full force and effect until advised by the Administrative Agent that the Purchase and Sale Agreement has been terminated.

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      3.3. Sales of Mortgage Loans to Approved Takeout Investors.

            (a) Each Mortgage Loan purchased by the Administrative Agent on behalf of the Purchasers will be sold to an Approved Takeout Investor pursuant to the related Takeout Commitment or to another Person as directed in writing by the Administrative Agent. Upon the receipt by the Custodian of a Shipping Request in connection with a sale to an Approved Takeout Investor (or such other person) identifying the Custodial Files to be delivered to such Approved Takeout Investor (or such other person):

                  (i) The Custodian shall deliver to the Approved Takeout
            Investor (or such other person), or its designee identified to the Custodian in writing, under the Custodian's "Bailee and Security Agreement Letter," substantially in the form of Exhibit C hereto or such other form as may be mutually agreed upon by the Administrative Agent and the Custodian, the Mortgage Loans being sold and the Custodial Files related thereto which are held by the Custodian as bailee for the Administrative Agent pursuant to Section 3.1 hereof, with the release of the Administrative Agent's ownership interest for the benefit of the Purchasers in such items being conditioned upon either (A) the timely payment in immediately available funds to the Collection Account of an amount equal to the full amount of the Anticipated Takeout Amount with respect to such Mortgage Loans, or
            (B) the written consent of the Administrative Agent;

                  (ii) If required by the Approved Takeout Investor, the
            Servicer shall, as agent for the Administrative Agent, deliver to such Approved Takeout Investor, or such Approved Takeout Investor's designee, under a letter agreement or other arrangement approved by the Administrative Agent the items held by the Servicer pursuant to
            Section 3.1(c) that are related to the Mortgage Loans to be transferred on the condition that such Approved Takeout Investor or its designee shall hold or control such Other Mortgage Documents as bailee for the Administrative Agent for the benefit of the Purchasers until the Approved Takeout Investor has paid the full Anticipated Takeout Amount (or such other purchase price amount set forth in the written consent of the Administrative Agent) for such Mortgage Loans to the Collection Account pursuant to the terms of the related Takeout Commitment; and

                  (iii) With respect to each Shipping Request that is received by the Custodian by 10:30 a.m. (eastern time) on a Business Day, the Custodian shall use due diligence and best efforts to review such Shipping Request and prepare the Mortgage Loan files identified in each Shipping Request, for shipment prior to the close of business on the day the Shipping Request is received by the Custodian, and, in any event shall review such Shipping Request and prepare the Mortgage Loan files identified in such Shipping Request no later than 24 hours after such Shipping Request is received by the Custodian; provided that the Custodian shall not be required to ship more than 500 Mortgage Loan files on any Business Day.

            (b) Continuation of Lien. Unless released in writing by the Administrative Agent as herein provided, the ownership interest in favor of the Administrative Agent for the

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benefit of the Purchasers, in the Mortgage Loans and Custodial Files delivered to an Approved Takeout Investor pursuant to this Section 3.3 shall continue in effect until such time as the Administrative Agent shall have received payment in full of the amount described in Section 3.3(a)(i).

      3.4. Releases of Mortgage Loans for Servicing.

      The Servicer may from time to time request in writing that the Custodian deliver items in the Custodial File related to a Mortgage Loan so that (a) the Mortgage Note may be replaced by a corrected Mortgage Note, or (b) any servicing action may take place with respect to such Mortgage Loan. Upon receipt by the Custodian of such a request from the Servicer, and so long as the Custodian has not received written notice that a Termination Event or Potential Termination Event shall be in existence, the Custodian shall deliver to the Servicer, upon receipt of the "Servicer Trust Receipt and Security Agreement Letter," substantially in the form of Exhibit D, hereto, or such other form as may be approved by the Administrative Agent and the Custodian, the items in the Custodial File to be corrected or serviced, such delivery to be conditioned upon the receipt by the Custodian within fourteen (14) calendar days of either a corrected Mortgage Note, in the case of Mortgage Notes delivered for correction, or the items in the Custodial File originally delivered to the Servicer by the Custodian, in the case of a Mortgage Loan delivered for a servicing action; provided, that (as certified to the Custodian by the Servicer) at no time shall Mortgage Loans having an aggregate outstanding principal balance in excess of 2.5% of the Maximum Purchase Limit be so delivered to the Servicer pursuant to this Section 3.4.

      3.5. Wet Loans.

      (a) Pursuant to the Purchase and Sale Agreement, the Seller may from time to time request that the Purchasers purchase certain Mortgage Loans prior to the delivery to the Custodian of the corresponding Principal Mortgage Documents (individually a "Wet Loan"; collectively "Wet Loans"). The Seller and the Administrative Agent acknowledge that purchases in respect of Wet Loans are subject to various terms and conditions of the Purchase and Sale Agreement, including those set forth in Sections 2.04(c) and 3.02(e) to the Purchase and Sale Agreement.

      (b) Delivery of Principal Mortgage Documents. Within ten (10) days after the date that a Purchase Date Notice Schedule identifying one or more Wet Loans which have been sold under the Purchase and Sale Agreement is delivered to the Custodian, the Seller shall deliver to the Custodian all of the Principal Mortgage Documents pertaining to such Wet Loans

      3.6. Delivery of Trust Receipt.

            Upon the request of the Seller, on or before 12:00 noon (New York time) on each Purchase Date, the Custodian shall deliver to the Servicer, the Seller and the Administrative Agent (i) the cumulative Trust Receipt in the form of Exhibit F covering all Mortgage Loans subject to this Agreement and held by the Custodian (including the Mortgage Loans being purchased on such Purchase Date, but excluding all Wet Loans being purchased on such Purchase Date) and
(ii) the cumulative Trust Receipt in the form of Exhibit F-1 covering all Wet

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Loans subject to this Agreement and held by the Custodian (including the Wet
Loans being purchased on such Purchase Date), both of which are fully completed and executed by the Custodian.

      3.7. Mortgage Loans Reporting.

            (a) At the commencement of each Business Day, and in no event later than 12:00 noon (eastern time), the Custodian shall furnish to the Seller, the Servicer, each Funding Agent identified pursuant to Section 3.1(e) and the Administrative Agent electronically a duly completed report in the form of Exhibit E hereto, (the "Custodian Daily Report") specifying and certifying the information provided for therein and as set forth on Schedule I hereto, noting, except for any Wet Loans and other Mortgage Loans with respect to which the Custodian has not completed its review of the Principal Mortgage Documents, any applicable Exceptions to Schedule I thereto.

            (b) The Custodian may assume the accuracy of all information supplied by the Seller to the Custodian with respect to any Mortgage Loan, or related electronic transmission, received by the Custodian, including but not limited to the Purchase Date Notice, the acquisition price paid for any Mortgage Loan, the unpaid principal balance of any Mortgage Loan as of its closing and funding date, the Anticipated Takeout Amount, the related Approved Takeout Investor and whether the Mortgage Loan is a Conforming Loan, an Alt-A Loan, a Jumbo Loan or a Super Jumbo Loan; and

            (c) The Custodian may assume the accuracy of the information supplied by the Seller to the Custodian, whether written or in any other form acceptable to the Custodian, with respect to a determination as to whether amounts received in the Collection Account represent the purchase price paid for a specific Mortgage Loan.

      3.8. Further Obligations of the Custodian.

      The Custodian shall promptly notify the Administrative Agent if the Custodian receives written notice (i) that any Lien (other than for the Administrative Agent for the benefit of the Purchasers) has been placed, or attempted to be placed, on any Mortgage Loan or that the Administrative Agent's ownership interest shall have been challenged or (ii) that any Approved Takeout Investor has rejected any items of the Custodial File that is related to a Mortgage Loan that has been delivered to the Custodian.

      3.9. Segregation of the Custodial File.

      The Custodian shall keep and maintain the Mortgage Loans and the Custodial Files on its documents, books and records separate and apart from its other property and from any property securing any liabilities of the Seller to any other Person. Without limitation of the foregoing, the Custodian shall keep and maintain the Mortgage Loans and the Custodial Files on its documents, books and records separate and apart from any collateral provided by the Seller in favor of any other person purchasing mortgage loans from or providing financing to the Seller. This provision does not require physical separation of the Principal Mortgage Documents or Other Mortgage Documents from collateral held for other loans, but each Mortgage Loan must be maintained in a separate file folder from the documents related to any other mortgage loan.

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      3.10. Delivery of Required Documents to the Administrative Agent.

      Upon written request of the Administrative Agent, after the occurrence of a Termination Event under the Purchase and Sale Agreement of which a Responsible Officer of the Custodian has received written notice, the Custodian shall deliver within five (5) days to the Administrative Agent or its designee any or all documents and other items of the Custodial File which are then in the possession or control of the Custodian. The Administrative Agent shall provide the Seller with a copy of any such notice delivered to the Custodian. All special handling and delivery costs shall be paid by the Seller.

                                   ARTICLE IV

                                  THE CUSTODIAN

      4.1. Instructions to the Custodian.

      As to any matter not expressly provided for by this Agreement, the Custodian shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Administrative Agent acting on behalf of the Purchasers; provided, however, that the Custodian shall not be required to take any action which may expose the Custodian to any liability that the Custodian determines to be unreasonable in light of the circumstances or that is contrary to this Agreement or any Governmental Requirement.

      4.2. Reliance by the Custodian; Responsibility of the Custodian.

            (a) The Custodian shall perform its duties hereunder in accordance with the standards followed by the Custodian in dealing with similar property for its own account. Notwithstanding anything to the contrary in this Agreement or any other Principal Agreement, neither the Custodian nor any of its respective directors, officers, agents, representatives, employees, attorneys-in-fact or Affiliates shall be liable for any action taken or omitted to be taken by it or them (in their capacity as or on behalf of the Custodian) under or in connection with this Agreement or the other Principal Agreements, except for its or their own negligence or willful misconduct, for which the Custodian shall be liable. In no event shall the Custodian, its directors, officers, agents or employees be liable, directly or indirectly, for any special, indirect, punitive or consequential damages.

            (b) All Custodial Files at any time delivered to the Custodian hereunder shall be held by the Custodian in a fire resistant vault, drawer or other suitable depositary maintained and controlled solely by the Custodian, conspicuously marked to show the interest therein of the Custodian as bailee for the Administrative Agent on behalf of the Purchasers and not commingled with any other assets or property of, or held by the Custodian for any person. The Custodian shall have responsibility only for documents which have been actually delivered to the Custodian in connection herewith and which have not been released to the Administrative Agent, the Seller, the Servicer, an Approved Takeout Investor, a transferee or their respective agent or designee in accordance with this Agreement. In the event that a Mortgage Note has been delivered to the Custodian and, subsequently, the Custodian cannot locate such Mortgage Note, then the Custodian shall prepare and execute a lost note affidavit with appropriate indemnification of the Purchasers and the Seller, and shall deliver such lost note affidavit to the party that otherwise would have been entitled to delivery of the related Mortgage Note in accordance with this Agreement at the time such Mortgage Note would have been delivered.

            (c) Under no circumstances shall the Custodian be obligated to verify the authenticity of any signature on any of the documents received or examined by it in connection with this Agreement or the authority or capacity of any person to execute or issue any such document nor shall the Custodian be responsible for the value, form, substance, validity, perfection (other than by taking and continuing possession of the Custodial Files), priority, effectiveness or enforceability of any of such documents nor shall the Custodian be under a duty to inspect, review or examine the documents to determine whether they are appropriate for the represented purpose or that they have been actually recorded or that they are other than what they purport to be on their face.

            (d) The Custodian may accept but shall not be responsible for examining, determining the meaning or effect of, or notifying or advising the Seller or the Administrative Agent in any way concerning, any item or document in any file regarding a Mortgage Loan that is not one of the items or documents listed in Section 3.1(b). The Seller shall be solely responsible for providing to the Custodian each and every document listed in Section 3.1(b) and for completing or correcting any omission, or incomplete or inconsistent document.

            (e) The Custodian shall (i) except for Wet Loans for which it has not yet received the Principal Mortgage Documents, hold all Principal Mortgage Documents relating to each Mortgage Loan exclusively for the Administrative Agent for the benefit of the Purchasers under the terms of this Agreement (i.e., is not held by the Custodian for the benefit of any other Person), and (ii) in the case of Wet Loans, monitor and report in each Custodian Daily Report the amount of such Wet Loans and identify the Wet Loans for which the related Principal Mortgage Documents have not been delivered to the Custodian. Except as otherwise expressly provided in this Agreement, the Custodian shall have no duty to investigate or conduct any due diligence with respect to such information.

            (f) In order to comply with laws, rules and regulations applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Custodian is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Custodian. Accordingly, each of the parties agrees to provide to the Custodian upon its request from time to time such party's complete name, address, tax identification number and such other identifying information together with copies of such party's constituting documentation, securities disclosure documentation and such other identifying documentation as may be available for such party.

            (g) The Custodian is an agent and bailee only and is not intended to be, nor shall it be construed to be a trustee or fiduciary under this Agreement of or for either or both of the Seller or the Administrative Agent.

            (h) The Custodian shall retain possession and custody of the Principal Mortgage Documents received from the Seller and pertaining to each Mortgage Loan as agent and bailee of, and as custodian for, the Administrative Agent for all purposes until the Mortgage Loan is released pursuant to Section 3.3 or 3.4 hereof or otherwise released by the Administrative Agent in a written notice to the Custodian in the event of a repurchase or substitution of such Mortgage Loan pursuant to the Purchase and Sale Agreement.

            (i) Without limitation of the generality of the foregoing, the
Custodian: (i) may consult with legal counsel (including counsel for the Seller), independent public accountants and other experts selected by the Custodian or the Seller and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) except as provided in this Agreement, makes no warranty or representation to the Administrative Agent or the Purchasers and shall not be responsible to the Administrative Agent or the Purchasers for any statements, warranties or representations made in or in connection with this Agreement or the other Principal Agreements; (iii) except as provided in Sections 3.1(e), 3.7, 3.8 and this Section 4.2, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Seller or to inspect the property (including the books and records) of the Seller; (iv) shall not be responsible to the Administrative Agent or the Purchasers for the due execution, legality, validity, suitability, collectability, or enforceability of this Agreement or any other instrument or document furnished pursuant hereto as it relates to any party other than the Custodian, or for the genuineness, effectiveness, sufficiency, value, perfection or priority of any Mortgage Loan and the related Custodial File; (v) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile or electronic transmission) believed in good faith by the Custodian, to be genuine and signed or sent by the proper Person; (vi) shall be entitled to rely on the terms of this Agreement and shall be under no obligation to review the terms of the other Principal Agreements, and in the event of any conflict between this Agreement and the Principal Agreements, the terms of this Agreement shall control with respect to the rights and obligations of the Custodian; and (vii) in the event of any amendment, revision, restatement, waiver or other change to the Principal Agreements which could have the effect of increasing the level of effort or changing the scope of work of the Custodian under this Agreement and which was not consented to in writing by the Custodian, shall not be given effect so as to modify in quantity or otherwise the obligations of the Custodian under this Agreement; (as an example only of the foregoing, and to avoid doubt in interpretation of this subsection (vii), an increase in the aggregate commitments of the Purchasers of the Purchase and Sale Agreement shall not, unless the Custodian receives two weeks' advance written notice of any such amendment, revision, restatement, waiver or other change to the Principal Agreements, require the Custodian to review Mortgage Loans that would relate to such increased commitment).

            (j) The Custodian may execute any of its duties under this Agreement by or through agents, attorneys, custodians, nominees or attorneys-in-fact (which agents, attorneys, custodians, nominees or attorneys-in-fact shall be accorded the same rights and obligations applicable to the Custodian) and shall be entitled to rely on advice of counsel concerning all matters pertaining to such duties. The Custodian shall not be responsible for the actions or non-actions of any agent, attorneys, custodians, nominees or attorneys-in-fact selected by it with due care; provided, however, such appointment shall not relieve the Custodian from performance of its duties hereunder and, provided, that nothing contained herein shall affect in any manner or any extent the rights of the Seller or the Administrative Agent against such agents or attorneys-in-fact.

            (k) Any entity into which the Custodian may be merged or converted or with which may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any entity succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            (l) None of the provisions of this Agreement shall require the Custodian to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfaction to it against such risk or liability is not assured to it.

            (m) The Custodian may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document believed by it to be genuine and to have been signed or presented to the proper party or parties.

            (n) Custodian is not responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than for Custodian's compensation or for reimbursement of expenses.

            (o) The Custodian shall have no duties or responsibilities except those that are specifically set forth herein, shall not be liable except for the performance of such duties and obligations and no implied covenants or obligations shall be read into this Agreement against the Custodian.

            (p) Each individual designated as an authorized representative of the Seller, the Servicer, the Administrative Agent (each, an "Authorized Representative") or a Responsible Officer of the Custodian, is authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Agreement on behalf of the Seller, the Servicer, the Administrative Agent, and the Custodian, respectively, and the specimen signature for each such Authorized Representative or Responsible Officer, as applicable, initially authorized hereunder is set forth on Exhibit I, J, K, and L, respectively. From time to time, the Custodian, the Seller, the Servicer and the Administrative Agent may, by delivering to the others a revised exhibit, change the information previously given pursuant to this provision, but each of the parties hereto shall be entitled to rely conclusively on the then current exhibit until receipt of a superseding exhibit.

            (q) In the absence of the designation of method of shipment and shipper(s) in a Shipping Request, the Custodian is authorized to use a nationally recognized courier.

      4.3. Agents and Affiliates.

      The Custodian and its respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Seller, any of the Seller's Affiliates and any Person who may do business with or own securities of the Seller or any such Affiliate, all as if the Custodian were not the Custodian and without any duty to account therefor to the Administrative Agent or the Purchasers.

      4.4. Successor Custodian.

      The Custodian may resign at any time by giving not less than, sixty (60) days' advance written notice thereof to the Seller and the Administrative Agent. The Custodian may be removed at any time with cause, and upon thirty (30) days written notice without cause, by the Administrative Agent on behalf of the Purchasers. Upon request of the Seller, so long as no Termination Event or Potential Termination Event exists, the Custodian shall be removed by the Administrative Agent, provided that any removal by the Seller without cause shall be preceded by thirty (30) days' written notice to the Custodian and the Seller shall pay immediately upon demand all costs and expenses incurred by any Purchaser, the Administrative Agent or the Custodian in connection therewith. Upon any such resignation or removal, the Administrative Agent, at the direction of the Required Funding Agents, shall have the right to appoint a successor Custodian. Any successor Custodian appointed by the Administrative Agent, provided that no Termination Event or Potential Termination Event exists, shall be satisfactory to the Seller at the time of appointment. In the case of a retirement or resignation, if no successor Custodian shall have been so appointed by the Administrative Agent (and approved by the Seller, if applicable), and shall have accepted such appointment, within 60 days after the retiring Custodian's giving of notice of resignation, then the retiring Custodian shall deliver all Custodial Files in its possession to the Administrative Agent and the Custodian shall be discharged from its duties and obligations under this Agreement. After a notice of retirement or resignation has been given by the Custodian and until a successor Custodian shall have been appointed, the Administrative Agent shall pay all reasonable fees and out of pocket expenses owed to the Custodian by the Servicer pursuant to any written agreement between the Custodian and the Servicer, provided, however, that the Seller shall reimburse the Administrative Agent for all such payments. No such resignation or removal shall be effective until the earlier of (1) the date on which a successor Custodian shall have been appointed, and accepted such appointment, in accordance with this Section 4.4 or (2) the day upon which a period of 60 days has passed after notice of such resignation or removal. Upon the acceptance of any appointment of the Custodian hereunder by a successor Custodian, such successor Custodian shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Custodian, and the retiring Custodian shall be discharged from its duties and obligations under this Agreement. The retiring or removed Custodian shall take all steps reasonably necessary to provide for an orderly transfer of the Custodial Files and all related documentation to the successor Custodian at the Servicer's expense. After any retiring Custodian's resignation or removal hereunder as the Custodian, the provisions of this Article IV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Custodian under this Agreement.

      4.5. Right of Inspection.

      The Custodian shall permit any officer, employee or agent of the Seller, the Servicer or the Administrative Agent that may so request to visit and inspect the premises on which the custodial duties of the Custodian hereunder are performed, examine the books and records of the Custodian which pertain to such custodial duties, take copies and extracts therefrom, and discuss the performance of such custodial duties with the officers of the Custodian that are responsible therefor, at such time, after reasonable prior written notice (which shall be at least two (2) Business Days) to the Custodian, as may be mutually acceptable to the Custodian and such Seller, Servicer or Administrative Agent during the Custodian's normal business hours.

      4.6. Accounting in Certain Circumstances.

      Subject to the provisions of Section 4.2 hereof, in the event that the Custodian, acting in its capacity as custodian for the Administrative Agent, shall receive any money in respect of any Mortgage Loan, whether pursuant to
Section 3.3 hereof or otherwise, the Custodian shall provide a statement to the Administrative Agent and the Seller by the end of the Business Day following receipt thereof, which specifies the amount received and shall promptly (but in no event later than the next Business Day) deposit such amounts into the Collection Account and prior to such deposit to be held for the benefit of the Administrative Agent; provided, however, that all expenses of the Custodian reasonably allocable to such statement shall be added to the expenses of the Custodian reimbursed by the Servicer. All such funds received after 4:00 p.m. (eastern time) shall be considered to have been received on the following Business Day. All such funds received shall be held uninvested (and the Custodian shall not be liable for interest thereon), unless written instructions are given to the Custodian by the Servicer, and in such case, funds shall be invested in Eligible Investments specified by the Servicer in such instructions; provided, however, that if the Servicer directs that funds be invested in Eligible Investments, the Servicer shall be required to ensure that all investments must mature on each Settlement Date (as defined in the Purchase and Sale Agreement). The Servicer agrees that it shall not give any instruction to invest unless such investment is permitted by the Principal Agreements. The Custodian shall provide such other information in such detail and at such time or times as the Seller or the Administrative Agent may reasonably request. The Custodian and its affiliates are permitted to receive additional compensation that could be deemed to be in the Custodian's economic self-interest for (i) serving as investment advisor, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain Eligible Investments, (ii) using affiliates to effect transactions in certain Eligible Investments and
(iii) effecting transactions in certain Eligible Investments. Such compensation shall not be an amount that is reimbursable or payable pursuant to this Agreement.

                                   ARTICLE V

                                 INDEMNIFICATION

      5.1. Indemnities by the Servicer. Without limiting any other rights that any such Person may have hereunder or under applicable law, the Servicer hereby agrees to indemnify the Custodian, its successors, transferees, participants and assigns and all affiliates, officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each an "Indemnified Party"), forthwith on demand, from and against any and all actual damages, losses, claims, liabilities and related costs and expenses, including attorneys' fees, expenses and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to this Agreement, any other Principal Agreement, or the exercise or performance of any of its or their powers or duties hereunder, or in respect of any Mortgage Loans or Takeout Commitment, or related in any way to their possession of, or dealings with, the Custodial Files, excluding, however, Indemnified Amounts to the extent resulting from negligence or willful misconduct on the part of such Indemnified Party. This Section 5.1 shall survive the termination of this Agreement and the earlier resignation or removal of the Custodian.

                                   ARTICLE VI

                                  MISCELLANEOUS

      6.1. Notices.

      Any notice, demand or request required or permitted to be given under or in connection with this Agreement, or the other Principal Agreements (except as may otherwise be expressly required therein) shall be in writing and shall be mailed by first class or express mail, postage prepaid, or sent by facsimile or other similar form of electronic transmission, or personally delivered to an officer of the receiving party. With the exception of certain administrative and collateral reports that may be directed to specific departments of the Administrative Agent, all such communications shall be mailed, sent or delivered to the parties hereto at their respective addresses as set forth in Schedule II hereto, or at such other addresses or to such officer's, individual's or department's attention as any party may have furnished the other parties in writing. Any communication so addressed and mailed shall be deemed to be given when so mailed; and any notice so sent by electronic transmission shall be deemed to be given when receipt of such transmission is acknowledged, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, an authorized officer of the Custodian, the Administrative Agent or the Seller, as the case may be.

      6.2. Amendments, Etc.

      This Agreement may not be amended, supplemented or modified without the written consent of the Seller, the Servicer, the Custodian and the Administrative Agent. Any such waiver and any such amendment, supplement or modification shall be binding upon the Seller, the Servicer, the Custodian, the Administrative Agent and all the Purchasers.

      6.3. Invalidity.

      In the event that any one or more of the provisions contained in this Agreement or any other Principal Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of such document.

      6.4. Survival of Agreements.

      All covenants and agreements herein shall survive until the termination of the Purchase and Sale Agreement.

      6.5. Termination.

      This Agreement shall terminate upon the earliest of the written notice to the Custodian of the termination of the Purchase and Sale Agreement or as otherwise consented to in writing by the Administrative Agent, and provided that the Custodian has not received a notice that a Termination Event has occurred, the Seller and the Servicer. Any Custodial Files in the possession of the Custodian at the time of termination shall be delivered as directed by the Administrative Agent.

      6.6. Cumulative Rights.

      The rights, powers, privileges and remedies of the Custodian and the Administrative Agent under this Agreement, and any other Principal Agreement shall be cumulative, and the exercise or partial exercise of any such right, power, privilege or remedy shall not preclude the exercise of any other right or remedy. The exercise of any right, power, privilege or remedy of the Custodian or the Administrative Agent under this Agreement or any Principal Agreement, shall not exhaust any such right, power, privilege or remedy of the Custodian or the Administrative Agent.

      6.7. Construction; Governing Law.

      THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).

      6.8. Successors and Assigns.

      This Agreement is binding upon and inures to the parties to this Agreement and their respective successors and permitted assigns and shall remain in full force and effect until such time, after the Termination Date, as all obligations to be performed hereunder shall have been performed. The Seller's and the Servicer's obligations in respect of indemnification and payment provisions shall be continuing and shall survive any termination of this Agreement, subject to any applicable statute of limitations. The Custodian may not assign its rights or obligations hereunder, except pursuant to Section 4.2(k) or 4.4, and any such attempted assignment shall be null and void.

      6.9. The Custodian Representations and Warranties.

      The Custodian represents and warrants that it: (a) is a national banking association; (b) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (c) fully satisfies the requirements for acting as a GNMA approved custodian, FNMA approved custodian and FHLMC approved custodian; (d) has the power and authority to transact the business in which it is engaged; and (e) has the power and requisite authority to execute, deliver and perform this Agreement, and is duly authorized to, and has taken all action necessary to authorize it to, execute, deliver and perform this Agreement.

      6.10. Seller, Servicer and Administrative Agent Representations and Warranties.

      Each of the Seller, the Servicer and the Administrative Agent represents and warrants as to itself that it: (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has the power and authority to transact the business in which it is engaged; and (c) has the power and requisite authority to execute, deliver and perform this Agreement, and is duly authorized to, and has taken all action necessary to authorize it to, execute, deliver and perform this Agreement.

      6.11. Counterparts.

      This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of each of the parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument.

      6.12. No Proceedings.

      The Custodian hereby agrees that so long as any Conduit Purchaser has any outstanding indebtedness for borrowed money and for one year and one day thereafter, it will not institute against any Conduit Purchaser, or join any other Person in instituting against any Conduit Purchaser, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law; provided, however, the foregoing shall not prohibit the Custodian from filing proofs of claim in such a proceeding instituted by another Person. This Section 6.12 shall survive the termination of this Agreement and the earlier resignation or removal of the Custodian.

      6.13. Electronic Counterparts.

      Any form or report contemplated by this Agreement may be furnished to the Custodian electronically and may be formatted in a manner convenient for electronic transmission so long as the required information is provided in an equally useable form to the format, if any, provided in this Agreement. It being understood and agreed that the Custodian shall not be responsible to verify the identity of the sender of any electronic transmissions received by it.

      6.14. Waiver of Jury Trial.

      EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER PRINCIPAL AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER PRINCIPAL AGREEMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

      6.15. Consent to Jurisdiction; Waiver of Immunities.

      EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT:

            (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER PRINCIPAL AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION WITH RESPECT TO THIS AGREEMENT OR ANY OTHER PRINCIPAL AGREEMENT.

            (b) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

      6.16. References to Purchase and Sale Agreement. Notwithstanding any references herein to the Purchase and Sale Agreement, the parties hereto acknowledge that the Custodian is not a party to the Purchase and Sale Agreement and has no obligations or rights thereunder and shall not be obligated to read the Purchase and Sale Agreement, know the terms and conditions contained therein or to be on notice of any of its provisions except to the extent of terms not otherwise defined herein but incorporated herein by reference to the Purchase and Sale Agreement.

                                    * * * * *

      IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written.

                                    AMERICAN HOME MORTGAGE CORP.,
                                    as Seller

                                    By: /s/ Alan B. Horn
                                    --------------------------------------------
                                    Name: Alan B. Horn
                                    Title: Executive Vice President, General
                                           Counsel & Secretary

                                    AMERICAN HOME MORTGAGE SERVICING, INC.,
                                    as Servicer

                                    By: /s/ Alan B. Horn
                                    --------------------------------------------
                                    Name: Alan B. Horn
                                    Title: Executive Vice President, General
                                           Counsel & Secretary

                                    SOCIETE GENERALE,
                                    as Administrative Agent

                                    By: /s/ James F. Ahern
                                    --------------------------------------------
                                    Name: James F. Ahern
                                    Title: Managing Director

                                    DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                    as Custodian

                                    By: /s/ Tsutomu Yoshida
                                    --------------------------------------------
                                    Name: Tsutomu Yoshida
                                    Title: Assistant Vice President

                                    By: /s/ Angel Sanchez
                                    --------------------------------------------
                                    Name: Angel Sanchez
                                    Title: Authorized Signer



                               Signature Page ot
                              Custodial Agreement

                                                                       EXHIBIT A

                                 DEFINITIONS

      As used in this Agreement, the following terms have the following meanings:

      "Administrative Agent" has the meaning as set forth in the preamble of this Agreement

      "Agreement" has the meaning as set forth in the preamble of this Agreement.

      "Alt-A Loan" shall mean a Mortgage Loan (other than a Conforming Loan or a Jumbo Loan) that (i) does not conform to the conventional underwriting standards of FNMA, FHLMC or GNMA but that is underwritten in a manner designed to be purchased by an Approved Takeout Investor (other than FNMA, FHLMC or GNMA), within guidelines generally acceptable to industry norms for "Alt-A" loans, (ii) has a demonstrated secondary market and is readily securitizable, and (iii) matches all applicable requirements for purchase under the requirements of a Takeout Commitment specifically issued for the purchase of such Mortgage Loan.

      "Anticipated Takeout Amount" shall mean, with respect to a Mortgage Loan, the price specified in the related Takeout Confirmation which the related Approved Takeout Investor has agreed to pay for such Mortgage Loan.

      "Approved Takeout Investor" shall mean any of (i) an entity listed on Schedule H hereto, provided, that any entity listed on Schedule H (or its parent) which is rated by Standard and Poor's and Moody's which no longer has senior long-term unsecured debt ratings of at least BBB+ and Baa1 (or in the case of ResCap, BBB- and Baa3) by Standard & Poor's and Moody's, respectively, shall cease to be an Approved Takeout Investor immediately upon such downgrade,
(ii) a securities dealer or financial institution that has (or its parent has) a senior long-term unsecured debt rating of at least BBB+ and Baa1 by Standard and Poor's and Moody's, respectively, and is specified in writing by the Seller to the Administrative Agent and each Funding Agent or (iii) an entity which is acceptable to the Administrative Agent and each of the Funding Agents, on behalf of the applicable Purchasers, as notified to the Seller in writing by the Administrative Agent; provided that upon any default by such Approved Takeout Investor under any Takeout Commitment issued by it, such entity shall immediately cease to be an Approved Takeout Investor.

      "Authorized Representatives" is defined in Section 4.2(p).

      "Bailee and Security Agreement Letter" is defined in Section 3.3(a)(i).

      "Bank" shall have the meaning as defined in the Collection Account Control Agreement.

      "Business Day" shall mean any day other than (i) a Saturday or Sunday or
(ii) any day on which banks in New York City, Chicago, Illinois, or Los Angeles, California are authorized or obligated by law or executive order to be closed.

                                  Exhibit A-1

      "Collection Account Control Agreement" shall mean the Collection Account Control Agreement with respect to the Collection Account dated as of October 16, 2006, among the Seller, the Servicer, the Administrative Agent and the Custodian, as the same may be amended, restated, supplemented or otherwise modified from time to time.

      "Conforming Loan" shall mean (i) a Mortgage Loan that complies with all applicable requirements for purchase under a FNMA, FHLMC, GNMA or similar Governmental Authority standard form of conventional mortgage loan purchase contract, then in effect, or (ii) an FHA Loan or a VA Loan.

      "Co-op Assignment" shall mean, with respect to a Co-op Loan, the original assignment or other documents evidencing the assignment to the Seller as the last endorsee or its assigns of the original lender's liens on the related Co-op Lease and Co-op Stock Certificates.

      "Co-op Documents" shall mean, with respect to a Co-op Loan (i) the originals of the related Co-op Assignment, Co-op Form UCC-3 and Co-op Stock Certificates, and (ii) certified copies of the related Co-op Lease and the pledge agreement creating a lien on the related Co-op Stock Certificates.

      "Co-op Form UCC-3" shall mean the Form UCC-2 or 3 under the UCC as in effect in the applicable jurisdiction reflecting the assignment of the security interest of the institution originating a Co-op Loan (and the related Form UCC-1).

      "Co-op Lease" shall mean, with respect to a Co-op Loan, the lease with respect to the dwelling unit in the related residential cooperative housing corporation occupied by the related Mortgagor.

      "Co-op Loan" means a Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

      "Co-op Stock Certificates" means, with respect to a Co-op Loan, the stock certificate or certificates representing the stock allocated to the related dwelling unit of the related residential cooperative housing corporation pledged with respect to such Co-op Loan, with a stock power executed in blank attached.

      "Corporate Trust Office" shall mean the principal office of the Custodian at which at any particular time its corporate trust business shall be administered which office at the date of the execution of this Agreement is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention:
Mortgage Custody - AH06AC or at any other time at such other address as the Custodian may designate from time to time by written notice to the parties thereto.

      "Cure Date" shall mean, with respect to any Mortgage Loan, the date occurring 15 days after the Anticipated Settlement Date.

      "Custodial File" means with respect to each Mortgage Loan, the documents that are required to be delivered to the Custodian hereunder.

                                  Exhibit A-2

      "Custodian" has the meaning set forth in the preamble of this Agreement.

      "Custodian Daily Report" is defined in Section 3.7 of this Agreement.

      "Defective Mortgage Loan" shall mean, (a) a Mortgage Loan for which, either (i) the Document File does not contain a document required to be contained therein, (ii) a document within a Document File is, in the reasonable judgment of the Administrative Agent, any Funding Agent or the applicable Approved Takeout Investor, defective or inaccurate in any material respect, as determined upon evaluation of the Document File against the requirements of the related Sale Agreement, (iii) a document in the Document File is not legal, valid or binding, or (iv) one of the representations and warranties in Section
6.02 hereof has been breached as of the related Purchase Date or (b) a Wet Loan for which any of the items in the related Custodial File have not been delivered to the Custodian within ten (10) days of the related Purchase Date.

      "Eligible Investments" shall mean:

            (a) direct obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, if such obligations are backed by the full faith and credit of the United States;

            (a) federal funds, certificates of deposit, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company organized under the laws of the United States or any state and subject to examination and supervision by federal or state financial institutions regulatory authorities; provided, however, that the short-term obligations of such depository institution or trust company are rated "A-1+" by Standard & Poor's, "P-1" by Moody's and, if rated by Fitch, "F1+" by Fitch;

            (b) commercial paper (having original maturities of not more than 30 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of the acquisition are rated "A-1+" by Standard & Poor's, "P-1" by Moody's and, if rated by Fitch, "F1+" by Fitch;

            (c) securities of money market funds rated "Aam" or better by Standard & Poor's, "Aa" or better by Moody's and, the highest such ratings category by Fitch (if rated by Fitch); and

            (d) any other investment approved in writing by the Administrative Agent.

provided, that in the case of each of the investments described above, such investment is a "securities entitlement" within the meaning of Section 8-102(17) of the UCC.

            Any such Eligible Investment may be purchased by or through the Administrative Agent, or the Bank under the Collection Account Control Agreement, or any of their respective affiliates.

      "Exceptions" means exceptions to the specifications and certifications made by the Custodian on the Custodian Daily Report as set forth on Schedule I hereto.

                                  Exhibit A-3

      "Indemnified Amounts" is defined in Section 5.1.

      "Indemnified Party" is defined in Section 5.1.

      "Jumbo Loan" shall mean a Mortgage Loan (other than a Conforming Loan) that (i) is underwritten in a manner designed to be purchased by an Approved Takeout Investor (other than FNMA, FHLMC or GNMA), (ii) matches all applicable requirements for purchase under the requirements of a Takeout Commitment issued for the purchase of such Mortgage Loan, and (3) differs from a Conforming Loan solely because the principal amount of such Mortgage Loan exceeds the limit set for Conforming Loans by FNMA, FHLMC or GNMA from time to time, but shall not exceed $999,999; provided, however, that a Jumbo Loan having an original principal balance in excess of $999,999 but not more than $3,000,000 shall qualify as a Super Jumbo Loan. The term Jumbo Loan includes Super Jumbo Loans.

      "MERS" shall mean Mortgage Electronic Registration Systems, Inc., a Delaware corporation.

      "MERS Designated Mortgage Loan" shall mean a Mortgage Loan registered to or by the Seller on the MERS electronic mortgage registration system.

      "Mortgage" shall mean the mortgage, deed of trust or other instrument creating a first-lien or second-lien on a fee simple estate in Mortgaged Property securing a Mortgage Note.

      "Mortgage Loan" shall mean a residential mortgage loan owned by the Seller which the Administrative Agent purchases, on behalf of the Purchasers on a Purchase Date, and which is included in a Mortgage Pool and which is secured by a Mortgage on residential real estate or a lien on the stock of Mortgagor allocated to such Mortgagor's dwelling unit in a residential cooperative housing corporation.

      "Mortgage Note" shall mean the original executed promissory note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

      "Mortgage Pool" shall mean a pool of Mortgage Loans which the Administrative Agent purchases, on behalf of the Purchasers, on a Purchase Date.

      "Newly-delivered Mortgage Loan" shall mean a Mortgage Loan which is not a Previously-delivered Mortgage Loan.

      "Other Mortgage Documents" is defined in Section 3.1(c).

      "Previously-delivered Mortgage Loan" shall mean a Mortgage Loan for which the Custodian possessed the related Principal Mortgage Documents prior to the delivery of the Purchase Date Notice Schedule related to such Mortgage Loan and the Seller has received confirmation of the Custodian's review (which review shall, in any event, include the steps described in Schedule I hereto).

      "Principal Agreements" shall mean the Purchase and Sale Agreement, the Sale Agreements, the Takeout Commitments, the Takeout Confirmations, the Trade Assignments, the

                                  Exhibit A-4

Collection Account Control Agreement, the Performance Guaranty, the Electronic Tracking Agreement, the Fee Letter, the Agent Fee Letter and any and all other agreements or instruments now or hereafter executed or delivered by or on behalf of the Seller or the Servicer in connection therewith, as any of the same are amended, restated, supplemented or otherwise modified from time to time.

      "Principal Mortgage Documents" is defined in Section 3.1(b).

      "Purchase and Sale Agreement" has the meaning as set forth in the preamble to this Agreement.

      "Purchase Date Notice Schedule" shall mean a Schedule delivered by the Seller to the Custodian with respect to Previously-delivered Mortgage Loans and Newly-delivered Mortgage Loans substantially in the form attached hereto as Exhibit G.

      "Purchaser" shall have the meaning as set forth in the preamble hereto.

      "Responsible Officer" shall mean when used with respect to the Custodian any officer within the Corporate Trust Office including any Vice President, Managing Director, Director, Assistant Vice President, Associate or any other officer of the Custodian customarily performing functions similar to those performed by any of the above designated officers having direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

      "Seller" has the meaning as set forth in the preamble of this Agreement.

      "Servicer" shall mean initially American Home Mortgage Servicing, Inc., and thereafter any Person appointed as Successor Servicer pursuant to the terms of the Purchase and Sale Agreement.

      "Servicer Trust Receipt and Security Agreement Letter" is defined in
Section 3.4.

      "Shipping Request" means the shipping request presented by the Seller or the Servicer to the Custodian substantially in the form attached as Exhibit B (as amended, modified or supplemented from time to time as agreed to by the parties hereto.

      "Super Jumbo Loan" shall mean a Jumbo Loan having an original principal balance in excess of $999,999 but not more than $3,000,000.

      "Takeout Commitment" shall mean a fully executed commitment from an Approved Takeout Investor to the Seller, with respect to such Approved Takeout Investor's commitment related to specific Mortgage Loans, confirming the details of a forward trade between such Approved Takeout Investor and the Seller with respect to such Mortgage Loans, which commitment shall be enforceable and in full force and effect, and shall be validly and effectively assigned to the Administrative Agent, on behalf of the Purchasers, pursuant to a Trade Assignment.

                                   Exhibit A-5

      "Trust Receipt" means the trust receipt issued by the Custodian evidencing the Mortgage Loans it holds, in the form attached as Exhibit F and/or Exhibit F-1, as applicable.

      "Wet Loan" shall mean a wet-funded Mortgage Loan for which, as of the related Purchase Date, the Custodial File is incomplete and which shall have the following additional characteristics:

            (i) the proceeds thereof have been funded by the Seller, or the transferor of such Mortgage Loan to the Seller, prior to such Purchase Date;

            (ii) the proceeds thereof have not been returned to the Seller, or the transferor of such Mortgage Loan to the Seller, by the escrow or closing agent for such Wet Loan; and

            (iii) upon recordation of the related Mortgage, such Mortgage Loan will constitute a first lien or second lien on the premises described therein.

                                   Exhibit A-6